Exhibit 10.1

AMENDMENT NO. 2 TO

FORBEARANCE AGREEMENT WITH RESPECT TO
STATION CASINOS, INC.
6% SENIOR NOTES DUE 2012
7 3/4% SENIOR NOTES DUE 2016
6 1/2% SENIOR SUBORDINATED NOTES DUE 2014
6 7/8% SENIOR SUBORDINATED NOTES DUE 2016
AND
6 5/8% SENIOR SUBORDINATED NOTES DUE 2018

This AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT (this “Amendment”) dated as of May 15, 2009, is entered into by and between Station Casinos, Inc., a Nevada corporation (the “Company”), and each holder (“Holder”) of Notes (as defined in the Forbearance Agreement) signatory hereto.

RECITALS

WHEREAS, the Company and each Holder are party to that certain Forbearance Agreement dated as of March 2, 2009, as amended by that certain Amendment to Forbearance Agreement dated as of April 14, 2009 (as may be further amended, modified and supplemented and in effect from time to time, the “Forbearance Agreement”), pursuant to which each Holder agreed to waive certain events of default and forbear from exercising certain rights and remedies with respect to the Specified Events of Default (as defined in the Forbearance Agreement); and

WHEREAS, the Company and each Holder desire to make certain amendments to the Forbearance Agreement to extend the Forbearance Period.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

Section 1.          Definitions.  Capitalized terms (including those used in the preamble and the recitals above) not otherwise defined herein shall have the meanings assigned to such terms in the Forbearance Agreement.

Section 2.          Amendments of the Forbearance Agreement.  Subject to Section 3 hereof, the Forbearance Agreement is hereby amended as follows:

(a)           Section 3 (Forbearance; Direction to Trustee) is hereby amended by deleting the words “May 15, 2009” appearing in the first sentence thereof and replacing them with “May 29, 2009.”

Section 3.          Effectiveness.  This Amendment shall only become effective if and when the Company and Holders shall have executed and delivered a counterpart to this Amendment.

Section 4.          Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 5.          Survival of the Agreement.  Except as expressly provided by this Amendment, the terms and conditions of the Forbearance Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the date first written above.

STATION CASINOS, INC.

By:	/s/ Thomas M. Friel
Name:	Thomas M. Friel
Title:	Executive Vice President, Chief Accounting Officer & Treasurer

AGREED AND ACKNOWLEDGED:

HOLDERS: